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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement (Form S-3 No. 333-112787) of NTL Incorporated,

  2)
  Registration Statement (Form S-3 No. 333-125494-05) pertaining to NTL Cable PLC,

  3)
  Registration Statement (Form S-8 No. 333-107513) pertaining to the 2003 Stock Option Plan, the Executive Group Compensation Bonus Plan and Employment Agreements between the Company and the employees party thereto of NTL Incorporated,

  4)
  Registration Statement (Form S-8 No. 333-115210) pertaining to the Amended and Restated 2004 Stock Incentive Plan, the Group 2004 Bonus Scheme and the Sharesave Plan of NTL Incorporated,

  5)
  Registration Statement (Form S-8 No. 333-115881) pertaining to employment arrangements between the Company and certain employees of NTL Incorporated,

  6)
  Registration Statement (Form S-8 No. 333-118880) pertaining to employment arrangements between the Company and a certain employee of NTL Incorporated;

of our report dated March 16, 2005 (except for Note 21, as to which the date is April 8, 2005, and Note 23, as to which the date is August 9, 2005), with respect to the consolidated financial statements and schedules of NTL Incorporated, included in this Form 10-K/A Amendment No. 2, and our report dated March 16, 2005, with respect to NTL Incorporated management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of NTL Incorporated, included herein.

/s/ Ernst & Young LLP
London, England
August 9, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm